UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K
Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 3, 2009
FIRST BANCORP.
(Exact Name of Registrant as Specified in its Charter)

001-14793
(Commission File Number)

Puerto Rico (State or Other Jurisdiction of Incorporation)	66-0561882 (I.R.S. Employer Identification No.)
1519 Ponce de Leon
San Juan, Puerto Rico 00908-0146
(Address of Principal Executive Offices) (Zip Code)
(787) 729 8200
(Registrant’s Telephone Number, including Area Code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

ITEM 7.01 Regulation FD Disclosure
The executive officers of First BanCorp intend to use the materials filed herewith, in whole or in part, in one or more meetings with investors and analysts. A copy of the investors presentation is attached hereto as Exhibit 99.1.
The Corporation has included in this presentation the following non-GAAP financial measure: (i) the calculation of net interest margin rate on a tax equivalent basis and excluding the unrealized changes in the fair value of derivative instruments and certain financial liabilities (mainly changes in the fair value of interest rate swaps and certain brokered certificates of deposit), and (ii) the calculation of the tangible book value per common share. Investors should be aware that non-GAAP measures have inherent limitations and should be read only in conjunction with the Corporation’s consolidated financial data prepared in accordance with GAAP.
Net interest margin is reported on a tax equivalent basis and excluding the unrealized changes in the fair value of derivative instruments and financial liabilities elected to be measured at fair value under Statement of Financial Accounting Standard No. (“SFAS”) 159 (“SFAS 159 liabilities”). The tax equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a marginal income tax rate. Management believes that it is a standard practice in the banking industry to present net interest margin on a fully tax equivalent basis. Therefore, management believes this measure provides useful information to investors by allowing them to make peer comparisons.
The tangible book value per common share is a non-GAAP measure generally used by financial analysts and investment bankers to evaluate capital adequacy. Tangible common equity is total equity less preferred equity, goodwill and core deposit intangibles. Tangible Assets are total assets less goodwill and core deposit intangibles. Management and many stock analysts use the tangible book value per common share in conjunction with more traditional bank capital ratios to compare the capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets, typically stemming from the use of the purchase accounting method accounting for mergers and acquisitions. Neither tangible common equity nor tangible assets or related measures should be considered in isolation or as a substitute for stockholders’ equity, total assets or any other measure calculated in accordance with GAAP. Moreover, the manner in which the Corporation calculates its tangible common equity, tangible assets and any other related measures may differ from that of other companies reporting measures with similar names.
First BanCorp does not intend for this Item 7.01 or Exhibit 99.1 to be treated as “filed” for purposes of the Securities Exchange Act of 1934, as amended, or incorporated by reference into its filings under the Securities Act of 1933, as amended.
ITEM 9.01 Financial Statements and Exhibits
(a) Exhibits

Exhibit No.	Description

99.1	Investors Presentation dated June 3, 2009

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 3, 2009	FIRST BANCORP
	By:	/s/ Fernando Scherrer
Name: Fernando Scherrer
Title: Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Investors Presentation dated June 3, 2009